Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2014 relating to the consolidated financial statements, which appears in TTM Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Irvine, California

November 14, 2016